Exhibit 99

Contact:

Maneesh K. Arora

Chief Financial Officer, Exact Sciences Corp.

608-284-5720

For Immediate Release

Exact Sciences Announces Common Stock Offering

MADISON, Wis., April 13, 2010 — Exact Sciences Corp. (Nasdaq: EXAS) announced today that it has commenced an underwritten public offering of 3,500,000 shares of common stock. The company intends to grant the underwriter in the offering an option to purchase up to 525,000 additional shares of common stock at the same price per share to cover any over-allotments.

The company expects to use the net proceeds from the offering for general corporate and working capital purposes, including the funding of strategic initiatives that the company may undertake from time to time, for product development and the furtherance of the company’s efforts to obtain FDA clearance of its sDNA colorectal cancer screening product.

Robert W. Baird & Co. will act as the underwriter for the offering, and XMS Capital Partners, LLC, will act as financial advisor for the company in connection with the offering. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from the offices of Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Ave., 28th Floor, Milwaukee, WI 53202-5391, or by calling 1-800-792-2413. Electronic copies of the prospectus and the prospectus supplement are available on the Securities and Exchange Commission’s Web site at www.sec.gov.

The shares are being offered pursuant to an effective registration statement. This news release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” “goal,” or other comparable terms. Forward-looking statements in this news release may address the following subjects among others: our intended use of proceeds from the underwritten public offering.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K, as well as those risks and uncertainties described in the Risk Factors section of the prospectus and related prospectus supplement referenced above. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.